Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-90970, No. 333-13509, No. 333-13511, No. 333-13599, No. 333-100263 and No. 333-136984) of Universal Stainless & Alloy Products, Inc. of our report dated March 6, 2009 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2008.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
March 6, 2009